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                                                                    Exhibit 99.2
For Immediate Release

Contact:  Lisa Salamon
          (610) 444-8433


                 Genesis Health Ventures Emerges from Bankruptcy

Kennett Square, PA--(Oct. 2, 2001)--Genesis Health Ventures, Inc. today announced that it has emerged from chapter 11 protection following the completion of its plan of reorganization and merger with the Multicare Companies, Inc.

In conjunction with emergence, Genesis also announced that it has secured a $515 million senior secured credit facility led by First Union, Goldman Sachs and GE Capital that will fund obligations under the plan of reorganization as well as ongoing corporate financing needs.

"We are emerging as a stronger and re-energized Company, ready to take on the big challenges of meeting this nation's healthcare needs for an aging population," said Michael R. Walker, founder, chairman and CEO of Genesis.

With the exception of certain secured debt, the plan of reorganization cancels both companies' pre-petition debt plus preferred and common stock. The plan provides for Genesis and Multicare bank lenders to receive a combination of cash, new debt, new convertible preferred stock, and approximately 93% of the new common stock of Genesis. Unsecured creditors such as vendors and subordinated bondholders will get approximately 7% of the new common stock and warrants to purchase additional shares of new common stock. Pre-petition preferred and common shareholders will not receive a distribution under the plan.

The company has applied to have the new common stock listed on the Nasdaq National Market.

Genesis and Multicare voluntarily filed for chapter 11 protection on June 22, 2000 after drastic cuts in Medicare reimbursement and continued underpayment by most State funded Medicaid systems resulted in an inability to continue to meet debt obligations under the companies' existing capital structures.

Genesis Health Ventures provides eldercare in the eastern US through a network of Genesis ElderCare skilled nursing and assisted living facilities plus long term care support services nationwide including pharmacy, medical equipment and supplies, rehabilitation, group purchasing, consulting and facility management.

Statements made in this release, and in our other public filings and releases, which are not historical facts contain "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties and are subject to change at any time. These forward-looking statements may include, but are not limited to statements containing words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "may" and similar expressions. Factors that could cause actual results to differ materially include, but are not limited to, the following: risks associated with operating a business, our substantial indebtedness and significant debt service

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obligations; our senior subordinated and other notes; adverse actions which may be taken by creditors; adverse developments with respect to our liquidity or results of operations; the effect of planned dispositions of assets; our ability to consummate or complete development projects or to profitably operate or successfully integrate enterprises into our other operations; our ability or inability to secure the capital and the related cost of the capital necessary to fund future growth; our ability to attract customers; our ability to attract and retain key executives and other personnel; the impact of health care reform, including the Medicare Prospective Payment System ("PPS"), the Balanced Budget Refinement Act ("BBRA") and the Benefit Improvement and Protection Act of 2000 ("BIPA") and the adoption of cost containment measures by the federal and state governments; the impact of government regulation, including our ability to operate in a heavily regulated environment and to satisfy regulatory authorities; the occurrence of changes in the mix of payment sources utilized by customers to pay for services; the adoption of cost containment measures by other third party payors; competition in our industry; and changes in general economic conditions.

The forward-looking statements involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control. We caution investors that any forward-looking statements made by us are not guarantees of future performance. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.


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